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                                                                      EXHIBIT 99


                             D. L. BANCSHARES, INC.

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS


     The undersigned hereby appoints Ronald Fingerhut and Byron Frank, and each of them, proxies, with full power of substitution, to vote all shares of Class A Common Stock the undersigned is entitled to vote at the Special Meeting of Shareholders of D.L. Holding Company ("Bancshares") to be held at 3300 Norwest Center, Minneapolis, Minnesota 55402, at 10:00 a.m. on Friday, March 11,
 1994, or at any adjournment thereof, as follows, hereby revoking any proxy previously given:

     (1) The approval of the Agreement and Plan of Reorganization among Bancshares, First National Bank of Detroit Lakes (the "Bank"), and Norwest Corporation ("Norwest"), dated as of September 23, 1993, pursuant to which (i) Bancshares will merge with Norwest Acquisition Co., a wholly-owned subsidiary of Norwest, with Bancshares as the surviving entity, and each outstanding share of the common stock of Bancshares will be exchanged for shares of the common stock, par value $1 2/3 per share, of Norwest, and (ii) the Bank will consolidate under the charter of the Bank with a wholly owned bank subsidiary of Norwest, as more fully described in the Proxy Statement-Prospectus accompanying this Proxy.

             FOR  [_]       AGAINST  [_]       ABSTAIN  [_]

     (2) In their discretion on such matters as may properly come before the meeting or any adjournment thereof; all as set out in the Notice and Proxy Statement-Prospectus relating to the meeting, receipt of which are hereby acknowledged.

     Shares represented by this proxy will be voted as directed by the shareholder. The Board of Directors recommends a vote "FOR" proposal 1. If no direction is supplied, the proxy will be voted "FOR" proposal 1.


                                Dated:  ________________________, 1994.


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                                (Please sign exactly as name appears at left.)


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                                (If stock is owned by more than one person, all
                                owners should sign.  Persons signing as
                                executors, administrators, trustees, or in similar capacities should so indicates.)


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.